Exhibit 99.1

        Teletouch Receives AMEX Delisting Notification Letter


    FORT WORTH, Texas--(BUSINESS WIRE)--Nov. 24, 2006--Teletouch Communications, Inc. (AMEX:TLL) today announced that on November 17, 2006, the American Stock Exchange ("AMEX") Listing Qualifications staff notified the Company that it had determined to initiate delisting proceedings against the Company due to the Company's inability to maintain compliance with certain AMEX continued listing requirements. Specifically, the AMEX staff determined that the Company was not in compliance with Sections 1003(a)(ii) and (a)(iv) of the AMEX Company Guide as well as Section 134 and 1101 of the same Company Guide. These Sections, in essence, require AMEX-listed companies to comply with the minimum shareholders' equity and currency in public reporting under the Securities Exchange Act of 1934, as amended, continued listing requirements.

    The Company expects to request an oral hearing before an AMEX Qualifications Panel (the "Panel") to appeal the foregoing delisting determination by the AMEX staff, at which hearing the Company intends to present its plan of compliance with the alleged listing deficiencies. The time and place of this hearing has not been set as of the date hereof. Pending the Panel's determination, the Company's securities will remain trading on AMEX. In the event the Panel accepts the Company's plan for compliance to be presented at the hearing, the Company's stock will continue trading on the AMEX for the duration of the compliance period. Otherwise, the Company's securities would be delisted from AMEX immediately following the hearing. In that event, the Company's stock may continue to be quoted in the Pink Sheets trading system. The Company may also re-apply for a listing of its securities on the AMEX, Nasdaq or OTC Bulletin Board when it again becomes current in its public reporting. There is no assurance that the Panel will accept the Company's plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

    About Teletouch

    For over 40-years, Teletouch has offered a comprehensive suite of telecommunications products and services, including cellular, two-way radio communications, GPS-telemetry and wireless messaging services throughout the United States. Teletouch's wholly-owned subsidiary, Progressive Concepts, Inc., is a leading U.S. provider of wireless cellular voice, data, and entertainment products and branded wireless services to individuals, businesses, and government agencies. PCI provides these products and services through its chain of retail stores (under the "Hawk Electronics" brand), Hawk-branded agents, a direct sales force in Texas and Arkansas, and through the Internet (www.hawkelectronics.com). PCI also operates a significant national wholesale distribution business serving smaller cellular and automotive retailers, car dealers and cellular service providers throughout the country. Teletouch's common stock is traded on the American Stock Exchange under stock symbol: TLL. Additional information about Teletouch can be found at: www.teletouch.com.

    All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements may address the Company's expected future business or financial performance, and future reporting of historic operating results the accounting for which has not been completed. Forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." The quarterly results for the period ended August 31, 2006 recited above are preliminary and therefore are forward-looking. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

    CONTACT: Teletouch Communications, Inc.
             Investors & Analysts Contact:
             Amy Gossett, 800-232-3888
             investors@teletouch.com